Exhibit 2.4

BYLAWS OF

GROESTATE, INC.

ARTICLE I

(Offices)

Section 1.1. Principal Office. The initial principal office of the above named corporation (“corporation”) shall be at the office registered with the Wyoming Secretary of State at formation (“principal and registered office”). The board of directors governing the corporation (“board”) may change the location of either the registered or principal office, or both, at its’ sole discretion. The corporation may have such other offices and places of business, either within or outside of Wyoming, as the board may designate in its’ sole discretion.

Section 1.2. Registered Office. The corporation shall continuously maintain a registered office in Wyoming. This office may, but need not, be identical to the principal office, but must have a street address and be a physical location where the corporation’s registered agent can accept service of process. The board may change the registered office at its sole discretion.

Section 1.3. Registered Agent. The board shall appoint and maintain a registered agent. The registered agent shall be a Wyoming business entity registered as a commercial registered agent in Wyoming or an individual in the state of Wyoming. The business office of the registered agent may or may not be identical to the registered office of the corporation. The corporation shall maintain with the registered agent an effective, an agreement creating an agency relationship providing for acceptance of service of process by a natural person at the registered office. The registered agent may be changed at any time by the board in its’ sole discretion.

ARTICLE II

(Shareholders)

Section 2.1. Annual Meeting. Unless, the board is elected by written consent in lieu of an annual meeting pursuant to Section 2.9 of these Bylaws, an annual meeting of the registered shareholders of the corporation (“shareholders”) shall be held annually, at a time and date fixed by the board in its’ sole discretion, or at such other time as may be determined by the board, for the purpose of electing directors and for the transaction of such other business as may lawfully and properly come before the meeting. If the election of directors is not held at the annual meeting, or at any adjournment thereof, the board shall cause the election to be held at a special meeting as soon thereafter as convenient.

Section 2.2. Special Meetings. Special meetings may be called (i) by the board in its’ discretion or (ii) by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting provided that such demand is signed, dated, and delivered to the corporation for the meeting describing the purpose or purposes for which it is to be held.

Section 2.3. Place of Meeting. The board may designate in its’ sole discretion any place inside or outside of Wyoming as the place for any annual or special meeting of shareholders. Any annual or special meeting may be done via remote communication if so determined by the board. If no designation is made, the place of the meeting shall be the registered office.

Section 2.4. Notice of Meeting and Waiver. The board shall provide notice, either through delivery or electronic means, of the date, time, place, and purpose and purposes of a meeting to all shareholders at each shareholder’s record address no less than 10 nor more than 60 days in advance of the meeting. Written waiver of notice may be executed by any shareholder in advance of or during the meeting if filed with the minutes of the meeting. Attendance at the meeting is a waiver.

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Section 2.5. Conduct of Meeting. The president shall call the shareholders’ meeting to order and act as chairman. In the absence of a president or other executive officer of the corporation, any shareholder may call the meeting to order and a chairman shall be elected by a majority of the shareholders in attendance if a quorum is present. The chairman shall appoint a person to act as secretary who shall keep minutes and file them in the corporate records. The chairman shall determine the order of business and have the authority to establish rules for conduct of the meeting which are fair to all shareholders.

Section 2.6. Fixing the Record Date; Shareholders’ List. The record date for a meeting shall be the close of business on the second business day preceding the date notice is given under Section 2.4. The secretary shall create a list specifying each shareholder’s name and physical address, number of shares owned and each matter on which the shareholder is entitled to vote. This list shall be available for inspection by any shareholder during the meeting.

Section 2.7. Quorum. Unless otherwise provided by the articles of incorporation (“articles”), a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is not represented, a majority of the shares present may adjourn the meeting to another date, time and place. Additional notice under Section 2.4 must then be given. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. Shareholders present at a duly convened meeting may continue to transact business notwithstanding the withdrawal of shareholders so that less than a quorum remains. If a quorum is present, the affirmative vote of a majority of the shares represented and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles.

Section 2.8. Proxies. At all meetings, a shareholder may vote in person or through a proxy executed in writing by the shareholder or the shareholder’s duly authorized attorney-in-fact. The proxy shall be filed with the secretary before or at the meeting. No proxy shall be valid after six months from the date of execution. The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary before or at the meeting.

Section 2.9. Written Action by Shareholders. The articles may provide that any action which may be taken at a meeting may be taken without a meeting, and without prior notice, if a consent in writing setting forth the action taken are signed by shareholders holding not less than the minimum number of shares that would be required to take the action at a meeting. The consent shall bear the date of signatures and be delivered to the secretary for inclusion in the minutes. If the articles do not provide for the foregoing consent, any action to be taken at a meeting may be taken without a meeting if a consent in writing setting forth the action taken is signed and dated by all shareholders entitled to vote. The consent shall bear the date of signatures and be delivered to the secretary for inclusion in the minutes. A consent signed under this section has the effect of action taken at a meeting of the shareholders and may be described as such in any document.

ARTICLE III

(Board of Directors)

Section 3.1. General Powers. The property, business, and affairs of the corporation shall be managed by the board, except as otherwise provided in the Wyoming Business Corporation Act or the articles. The board shall have all powers to act as set forth in the laws of Wyoming.

Section 3.2. Performance of Duties. A director shall perform the duties of a director in good faith and in a manner reasonably believed to be in the best interests of the corporation with such care as an ordinarily prudent person in a like position would use under similar circumstances. Each directors’ actions shall be subject to the business judgment rule and each director shall be free from liability to the full extent provided by the Wyoming Business Corporation Act.

Section 3.3. Number, Tenure and Qualifications. The number of directors shall initially be set, and the members to the board appointed, as specified during the initial organizational meeting of the corporation. The shareholders or the board may change the number of directors at any time unless set in the articles. Each director shall hold office until the director resigns or is removed. Directors shall be 18 years of age or older and need not be residents of Wyoming or shareholders.

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Section 3.4. Resignation. A director may resign at any time by written or electronic notice delivered to the board, its chairman, or to the corporation at its registered address. Resignation is effective when delivered unless (i) a later date is specified or (ii) an effective date is subsequently to be determined on the happening of an event or events.

Section 3.5. Removal. A director may be removed only at a shareholders’ meeting. Notice of the meeting shall state the purpose of the meeting. The director may be removed with or without cause unless the Articles require otherwise. Any director may also be removed by judicial action under the Wyoming Business Corporation Act Section 17-16-809.

Section 3.6. Vacancies. Any vacancy occurring in the board may be filled by the: (i) shareholders; (ii) board; or (iii) directors remaining in office even if they do not constitute a quorum. A vacancy which may occur on the happening of a subsequent event may also be filled in this manner, but the new director may not take office until the vacancy occurs.

Section 3.7. Meetings. The board may hold regular or special meetings within or outside of Wyoming and may participate by, or conduct the meeting using, any means of communication, including electronic transmission. A director participating in a meeting is required to be present in person at the meeting, either physically or by electronic transmission, including teleconference or video conferencing software.

Section 3.8. Notice and Waiver. If regular meetings of the board are held, notice of the date, time, place, or purpose of the meeting is not necessary. Notice of any special meeting shall be given at least two days prior to the meeting and must state the date, time, and place of the meeting, but does not need to state the purpose of the meeting. A director may waive notice by a signed writing filed with the corporate records. Notice does not need to be in writing if the director waives by attendance.

Section 3.9. Quorum. A majority constitutes a quorum at a board meeting. If less than a majority is present, a majority of those present may adjourn to another date, place, and time without further notice. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless the director:

(i) objects at the beginning to holding the meeting; (ii) enters a dissent or abstention from the action taken into the minutes; or (iii) delivers written notice of dissent or abstention to the secretary before adjournment.

Section 3.10. Manner of Acting. If a quorum is present, the affirmative vote of a majority present shall be the act of the board, unless the vote of a greater number is required by law or the articles.

Section 3.11. Compensation. Unless otherwise provided in the articles, the board shall have full authority to fix, from time to time, the compensation of directors, including fees, retainers, and reimbursement for expenses, in such amounts and on such terms as the board deems fair and reasonable. Directors may also receive equity awards or deferred compensation, subject to applicable law and any plan approved by the board.

Section 3.12. Committees. The board may designate two or more directors to constitute a committee, which shall have either the authority of the board or a lesser designated authority. No delegation of authority by the board shall relieve the board or any director from any responsibility imposed by law. The board shall have the power to fill vacancies in, to change the size or constituent membership of and to discharge any committee. Each committee shall keep a written record of its acts and shall submit this record at such times as requested by the board.

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Section 3.13. Written Action by Directors. Unless the articles provide otherwise, action to be taken by the board may be taken without a meeting if the action is taken by the requisite number of members through a signed written consent describing the action taken and included in the minutes or resolutions. If this action is not taken unanimously, the corporation shall give the nonconsenting directors written notice describing action taken. This notice requirement shall not delay the effectiveness of those actions taken and a failure to comply with the requirement shall not invalidate the actions; provided that this subsection shall not be deemed to limit judicial power to fashion any appropriate remedy in favor of a director adversely affected by a failure to give the notice within the required time period. A consent signed under this section has the effect of action taken at a meeting of the board of directors and may be described as such in any document.

Section 3.14. Electronic Meetings. Members of the board or any committee may participate in a meeting by means of electronic medium. Electronic participation constitutes presence in person.

Section 3.15. No Liability of a Director. A director shall not be liable to the corporation or its shareholders for any action or decision taken or not taken unless the conduct resulted from: (i) an action not taken in good faith; (ii) a decision: (a) which the director did not reasonably believe to be in, or at least not opposed to, the best interests of the corporation, or (b) as to which the director was not informed to an extent appropriate in the circumstances; (iii) a lack of objectivity due to the director’s familial, financial or business relationship with, or a lack of independence due to, the director’s domination or control by, another person having a material interest in the challenged conduct, which relationship or which domination or control could reasonably be expected to have affected the director’s judgment respecting the challenged conduct in a manner adverse to the corporation; (iv) sustained failure of the director to devote attention to ongoing oversight of the corporation’s business and affairs, or a failure to devote timely attention, by making or causing to be made appropriate inquiry, when particular facts and circumstances of significant concern materialize that would alert a reasonably attentive director to the need therefore; or (v) receipt of a financial benefit to which the director was not entitled or any other breach of the director’s duties to deal fairly with the corporation and its shareholders that is actionable under applicable law. The party asserting liability for money damages must establish that the corporation or shareholders suffered harm and the harm was proximately caused by the director. For money payment under a legal remedy, such as compensation for the unauthorized use of corporate assets, the party asserting liability must also prove that the payment sought is appropriate under the circumstances.

Section 3.16. Corporate Opportunities. A director’s taking advantage of an opportunity is not subject to equitable relief or an award of damages or other relief on the grounds that the opportunity should have first been offered to the corporation if before becoming legally obligated respecting the opportunity, the director brings it to the attention of the corporation and: (i) all other directors disclaim the corporation’s interest in the opportunity in the same manner as if the decision being made concerned a director’s conflicting interest transaction; or (ii) all shareholders disclaim the corporation’s interest in the opportunity in the same manner as if the decision being made concerned a director’s conflicting interest transaction, except that, rather than making the required disclosure, the director shall have made prior disclosure to those acting on behalf of the corporation of all material facts concerning the business opportunity that are then known to the director. In any proceeding seeking relief based on an improper taking advantage of a business opportunity, the fact that the director did not employ the procedures described above shall not create an inference that the opportunity should have been first presented to the corporation.

ARTICLE IV

(Officers)

Section 4.1. General. The corporation shall have the officers the board appoints. One individual may simultaneously serve in more than one position. The board shall assign to one officer the responsibility of maintaining and authenticating corporate records required by the Wyoming Business Corporation Act Section 17-16-1601(a) and (e). Officers shall be elected by the board at its’ sole discretion. Each officer shall hold office until a successor is elected and qualified or the officer’s death, resignation or removal. An officer may be removed by the board at any time with or without cause. The board, in its’ sole discretion, may fill any vacancy. The appointment of an officer does not in and of itself create contract rights.

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Section 4.2. Duties. The duty of an officer includes the obligation to inform the board: (i) about the affairs of the corporation known to the officer which are within the scope of the officer’s functions and known to be material; and (ii) of any actual or probable material violation of law involving the corporation or material breach of duty by an officer, employee or agent that the officer believes has occurred or is likely to occur. In discharging these duties an officer who does not have knowledge is entitled to rely on: (1) the performance of properly delegated responsibilities by one or more employees whom the officer reasonably believes to be reliable and competent; and (2) information, opinions, reports or statements prepared or presented by one or more employees whom the officer reasonably believes to be reliable and competent or by legal counsel, public accountants or other persons retained as to matters involving skills the officer reasonably believes are matters: (a) within the particular person’s professional or expert competence; or (b) as to which the particular person merits confidence.

Section 4.3. Resignation. An officer may resign at any time by delivering notice to the board. Resignations are effective when delivered, unless a later effective time is specified, and the board accepts the future time. The board may fill the vacancy before the effective time if the successor does not take office until the resignation’s effectiveness.

Section 4.4. Removal. An officer may be removed at any time with or without cause by: (i) the board; or (ii) an officer authorized by the board.

ARTICLE V

(Stock and Records)

Section 5.1. Share Ledger and Form of Stock. Stock shares may be represented by an electronic ledger, at the discretion of the corporation. This ledger, unless shares are issued in the form of certificate tokens, as provided in Section 5.2, shall contain the following: (i) name and physical address of the person to whom shares have been issued or in the case of a certificate token, the name and physical address of the person to whom shares have been issued and the data address to which the token was issued; (ii) date of issuance and cancellation, if any; and (iii) number and class of shares and the designation of the series, if any, the certificate represents. The person whose name shares of stock stand on the books of the corporation shall be deemed the owner and holder of record for all purposes. Once issued, shares are nonassessable.

Section 5.2. Certificate Tokens. All or a portion of the shares may be represented in the form of certificate tokens. The electronic message, command or transaction that transmits the certificate tokens to the data address to which a certificate token was issued shall be authorized at the time of issuance by one or more messages, commands or transactions signed with the network signatures of two shareholders of the corporation or the approval of the board.

As used in this section:

“Blockchain” means a digital ledger or database which is chronological, consensus based, decentralized and mathematically verified in nature;

“certificate token” means a representation of shares that is stored in an electronic format which contains the information specified under subsections (b) and (c) of this section, and this information is: (i) entered into a blockchain or other secure, auditable database; (ii) linked to or associated with the certificate token; and (iii) able to be transmitted electronically to the issuing corporation, the person to whom the certificate token was issued and any transferee.

Section 5.3. Corporate Records. The corporation shall keep a permanent record of (i) all minutes of all meetings of shareholders and the board; (ii) all actions taken by shareholders or the board without a meeting; (iii) all actions taken by a committee; (iv) a shareholder ledger if required under Section 5.1; and (v) all appropriate accounting records. Records may be kept in the form of an information storage device or method or any one or more distributed or other electronic networks or databases provided that the records are kept in written form or in another form capable of conversion into written form within a reasonable time.

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The corporation shall also keep a permanent record of: (a) Its articles as amended and restated; (b) Its bylaws as amended and restated; (c) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years under the Wyoming Business Corporation Act Section 17-16-1620; (d) A list of the names and business addresses of its current directors and officers; and (e) Its most recent annual report delivered to the Wyoming Secretary of State.

Section 5.4. Financial Statements. The corporation shall furnish by mail, in a reasonable time after a request in writing by a shareholder, annual financial statements for the preceding fiscal year that include a balance sheet as of the end of the year and an income statement and cash flow statement for that year, to the extent they have been completed by the corporation; provided however that if such financial statements have been filed on the United States Securities and Exchange Commission’s, Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), they will be deemed furnished to the shareholders. If not, a copy of the federal income tax return satisfies this requirement. The corporation shall mail to the requesting shareholder the annual financial statements within a reasonable time after request.

Section 5.5. Shareholder Inspection. A shareholder is entitled to inspect and copy, during regular business hours at the corporation’s principal office, any of the records the corporation is required to keep if the shareholder gives written notice at least five business days before the date on which the shareholder wishes to inspect and copy. A shareholder may inspect and copy the records if:

(i) the demand is made in good faith and for a proper purpose; (ii) the shareholder describes the purpose and the records to be inspected; and (iii) the records are directly connected with the shareholder’s purpose. A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder. The corporation may impose a reasonable charge covering the costs of the shareholder’s request.

Section 5.6. Director Inspection. A director may inspect and copy records at the principal office of the corporation or to be provided such information in paper or electronic form.

ARTICLE VI

(Indemnification of Officers and Directors)

The Corporation shall indemnify the directors, officers, agents and employees of the Corporation in the manner and to the full extent provided in the Wyoming Business Corporation Act. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of these Bylaws or otherwise. The directors, officers, employees and agents of the Corporation shall be fully protected individually in making or refusing to make any payment or in taking or refusing to take any other action under this Article VI in reliance upon the advice of counsel.

ARTICLE VII

(Instruments; Loans)

Section 7.1. Execution of Instruments. The president or CEO has the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer. The president may delegate this authority. If no president or CEO is serving, a member of the board may sign. If no board member is serving, a shareholder may sign.

Section 7.2. Loans. The corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers and employees of the corporation and any other corporation which the corporation owns a majority of the voting stock in after complying with the Wyoming Business Corporation Act. No loans shall be contracted for on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board.

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ARTICLE VIII

(Miscellaneous)

Section 8.1. Amendments. The board shall have the power to alter, amend or repeal the bylaws or adopt new bylaws at any meeting of the board, subject to repeal or change by action of the shareholders.

Section 8.2. Emergency Bylaws. Subject to repeal or change by action of the shareholders, the board may adopt emergency bylaws in accordance with and pursuant to the provisions of the Wyoming Business Corporation Act.

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GROESTATE, Inc.

a Wyoming corporation

CERTIFICATE OF ADOPTION OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Chief Executive Officer of GroEstate, Inc., a Wyoming corporation and that the foregoing bylaws, comprising nine (9) pages, were adopted as the corporation’s bylaws on August 21, 2025 by the corporation’s board of directors as provided for in the corporation’s articles of incorporation filed with the Wyoming secretary of state.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 21st day of August, 2025.

/s/ Dominic Colvin Dominic Colvin Chief Executive Officer

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